UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 13, 2017

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 2.02. Results of Operations and Financial Condition.
On March 13, 2017, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended January 1, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated March 13, 2017

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 14, 2017	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated March 13, 2017

4

Exhibit 99.1
News Release
CEC Entertainment, Inc. Reports
Financial Results for the 2016 Fourth Quarter

IRVING, Texas - March 13, 2017 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its fourth quarter ended January 1, 2017.

•	Total revenues increased 3.1% over the prior year fiscal fourth quarter, excluding the impact of the extra week of operations in 2015 (1), to $204.6 million

•
On a fiscal period basis, excluding an extra week of operations in 2015, fourth quarter same venue sales for our Chuck E. Cheese’s and Peter Piper Pizza venues increased 3.1% over the 2015 fiscal fourth quarter

•
Fourth quarter same venue sales for our Chuck E. Cheese’s and Peter Piper Pizza venues, excluding the extra week of operations in 2015, decreased 1.6% on a same calendar week basis, compared to the prior year

•	Fiscal year 2016 same venue sales, excluding the impact of the extra week of operations, finished up 2.8% on a calendar week basis and 3.0% on a fiscal week basis

•	The new PlayPass system was deployed in 268 venues as of January 1, 2017

“In the fourth quarter, we continued to make great progress in advancing our brand and enhancing the experience we deliver to our guests,” said Tom Leverton, Chief Executive Officer. “Throughout 2016 we introduced PlayPass to 227 venues, implemented our labor and inventory management systems, launched a national lunchtime buffet program and continued to refine our marketing messaging. Additionally, we successfully opened the first four new Company-operated Peter Piper Pizza venues since we purchased the brand in 2014, and our franchisees opened 14 new international locations. Looking into 2017, we expect to complete the PlayPass implementation nationwide and expand our Peter Piper presence further, while continuing to further refine our food and entertainment offerings and continually enhance our in-store experience.”
Fourth Quarter Results (1)
Same venue sales for our Company-operated venues increased 3.1%, and total revenues increased $6.3 million to $204.6 million during the fourth quarter of 2016, excluding the impact of the additional week of operations in the fourth quarter of 2015. The extra week contributed $24.7 million of revenue to the 2015 quarter which resulted in total revenue in the 2015 quarter of $223.1 million. In addition to the extra week, the shift of the Christmas and New Year’s holidays from Friday in 2015 to a Sunday in 2016 negatively impacted revenue, offset by the increase in same venue sales at both our Chuck E. Cheese’s and Peter Piper Pizza brands on a 52-week fiscal period basis. Additionally, Company venue sales for the fourth quarter of 2016 were impacted by approximately $2.5 million of incremental deferred revenue compared to the 2015 quarter, as a result of the implementation of our proprietary PlayPass card system.
The Company reported a net loss of $10.1 million for the fourth quarter of 2016, compared to a net loss of $14.2 million for the fourth quarter of 2015. The Company estimates the extra week of operations in fiscal 2015 benefited the fourth quarter of 2015 net income by $3.5 million. In addition to the extra week of operations in 2015, net income was impacted by improved results of operations on a 52-week basis, and a decrease in Merger related litigation costs and marketing costs, offset by $2.5 million in incremental deferred revenue as a result of the implementation of PlayPass.
Fourth quarter 2016 Adjusted EBITDA increased $3.2 million, or 9.5%, to $36.9 million excluding the estimated $11.5 million attributable to the additional week of operations in 2015. For the 14 week period in the fourth quarter of 2015, Adjusted EBITDA was $45.2 million.
________________

(1)
Our fiscal year ending January 1, 2017 (fiscal 2016) consisted of 52 weeks and our fiscal year ended January 3, 2016 (fiscal 2015) consisted of 53 weeks. As a result of the 53-week fiscal year in 2015, our 2016 fiscal year began one calendar week later than our 2015 fiscal year. In order to provide useful information and to better analyze our business, we have provided same venue sales presented on both a fiscal week basis and calendar week basis. Same venue sales change on a calendar week basis compares the results for the period from October 3, 2016 through January 1, 2017 (weeks 40 through 52 of our 2016 fiscal year) to the results for the period from October 5, 2015 through January 3, 2016 (weeks 41 through 53 of our 2015 fiscal year). We believe same venue sales change calculated on a same calendar week basis, excluding the additional week of operations in fiscal 2015, is more indicative of the operating trends in our business. However, we also recognize that same venue sales change calculated on a fiscal week basis is a useful measure when analyzing year-over-year changes in our financial results.

(2)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

Balance Sheet and Liquidity
As of January 1, 2017, cash and cash equivalents were $61.0 million, and the principal outstanding on our debt was $1.0 billion, with net availability of $140.1 million on our undrawn revolving credit facility. During the fourth quarter of 2016, we had capital expenditures of $23.8 million, of which $7.5 million related to our PlayPass initiative and another $10.0 million related to other growth initiatives. In addition, we had $1.5 million in capital expenditures related to IT initiatives.
As of January 1, 2017, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	523	36	559
Domestic franchised	29	62	91
International franchised	51	46	97
Total	603	144	747
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Tuesday, March 14, 2017. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 64919880.
A replay of the call will be available from 12:00 p.m. Central Time on March 14, 2017 through 11:00 p.m. Central Time on March 21, 2017. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 64919880.
About CEC Entertainment, Inc.
For 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza restaurants.  As the place where a million happy birthdays are celebrated every year, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid®. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $14 million to schools through its fundraising programs and supports its national charity partner, Big Brothers Big Sisters. Peter Piper Pizza, with its neighborhood pizzeria feel, features dining, entertainment and carryout. The solution to ‘family night out’, Peter Piper Pizza takes pride in delivering a food first, parent friendly experience that reconnects family and friends. Expanding nationally, Peter Piper Pizza recently opened locations in Oklahoma and Nevada featuring an all new prototype design. As of January 1, 2017 the Company and its franchisees operated a system of 603 Chuck E. Cheese’s and 144 Peter Piper Pizza venues, with locations in 47 states and 12 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Christelle Dupont
EVP & CFO                                Public Relations Manager
CEC Entertainment, Inc.                            CEC Entertainment, Inc.
(972) 258-4525                             (972) 258-4223
dblack@cecentertainment.com                        cdupont@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 3, 2016, filed with the Securities and Exchange Commission on March 2, 2016. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity and changes in consumer preference;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	our ability to successfully open international franchises and to operate under the U.S. and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financial results due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to adequately protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to pay our fixed rental payments;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; and

•	our failure to maintain adequate internal controls over our financial and management systems.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward -looking statements by these cautionary statements.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Twelve Months Ended
	January 1, 2017		January 3, 2016		January 1, 2017		January 3, 2016
REVENUES:
Food and beverage sales	$93,469	45.7%	$99,170	44.5%	$415,059	44.9%	$408,095	44.2%
Entertainment and merchandise sales	106,277	51.9%	119,657	53.6%	490,255	53.1%	497,015	53.9%
Total Company venue sales	199,746	97.6%	218,827	98.1%	905,314	98.0%	905,110	98.1%
Franchise fees and royalties	4,898	2.4%	4,238	1.9%	18,339	2.0%	17,479	1.9%
Total revenues	204,644	100.0%	223,065	100.0%	923,653	100.0%	922,589	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	23,613	25.3%	26,225	26.4%	104,315	25.1%	104,434	25.6%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,010	6.6%	8,120	6.8%	32,014	6.5%	31,519	6.3%
Total cost of food, beverage, entertainment and merchandise (3)	30,623	15.3%	34,345	15.7%	136,329	15.1%	135,953	15.0%
Labor expenses (3)	60,256	30.2%	64,179	29.3%	251,426	27.8%	250,584	27.7%
Depreciation and amortization (3)	28,287	14.2%	28,630	13.1%	113,316	12.5%	115,236	12.7%
Rent expense (3)	23,688	11.9%	23,971	11.0%	96,006	10.6%	96,669	10.7%
Other venue operating expenses (3)	36,726	18.4%	37,643	17.2%	148,869	16.4%	143,078	15.8%
Total Company venue operating costs (3)	179,580	89.9%	188,768	86.3%	745,946	82.4%	741,520	81.9%
Other costs and expenses:
Advertising expense	9,365	4.6%	10,807	4.8%	46,142	5.0%	47,146	5.1%
General and administrative expenses	16,041	7.8%	17,381	7.8%	67,264	7.3%	66,003	7.2%
Transaction, severance and related litigation costs	(50)	—%	7,976	3.6%	1,299	0.1%	11,914	1.3%
Asset impairments	778	0.4%	—	—%	1,550	0.2%	875	0.1%
Total operating costs and expenses	205,714	100.5%	224,932	100.8%	862,201	93.3%	867,458	94.0%
Operating income (loss)	(1,070)	(0.5)%	(1,867)	(0.8)%	61,452	6.7%	55,131	6.0%
Interest expense	16,326	8.0%	18,550	8.3%	67,745	7.3%	70,582	7.7%
Loss before income taxes	(17,396)	(8.5)%	(20,417)	(9.2)%	(6,293)	(0.7)%	(15,451)	(1.7)%
Income tax benefit	(7,270)	(3.6)%	(6,259)	(2.8)%	(2,626)	(0.3)%	(2,941)	(0.3)%
Net loss	$(10,126)	(4.9)%	$(14,158)	(6.3)%	$(3,667)	(0.4)%	$(12,510)	(1.4)%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	January 1, 2017	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$61,023	$50,654
Other current assets	63,938	67,434
Total current assets	124,961	118,088
Property and equipment, net	592,886	629,047
Goodwill	483,876	483,876
Intangible assets, net	484,083	488,095
Other noncurrent assets	24,306	13,929
Total assets	$1,710,112	$1,733,035
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,613	$7,650
Other current liabilities	102,578	106,463
Total current liabilities	110,191	114,113
Capital lease obligations, less current portion	13,602	15,044
Bank indebtedness and other long term debt, net of deferred financing costs, less current portion	968,266	971,333
Deferred tax liability	186,290	201,734
Other noncurrent liabilities	225,758	222,265
Total liabilities	1,504,107	1,524,489
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of January 1, 2017 and January 3, 2016	—	—
Capital in excess of par value	357,166	356,460
Accumulated deficit	(148,265)	(144,598)
Accumulated other comprehensive loss	(2,896)	(3,316)
Total stockholder’s equity	206,005	208,546
Total liabilities and stockholder’s equity	$1,710,112	$1,733,035

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Twelve Months Ended
	January 1, 2017	January 3, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,667)	$(12,510)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	119,569	119,294
Deferred income taxes	(15,521)	(16,748)
Stock-based compensation expense	689	838
Amortization of lease related liabilities	(448)	87
Amortization of original issue discount and deferred debt financing costs	4,546	4,634
Loss on asset disposals, net	8,520	7,729
Asset impairments	1,550	875
Non-cash rent expense	6,873	8,218
Other adjustments	(70)	(951)
Changes in operating assets and liabilities:
Operating assets	(5,036)	(6,433)
Operating liabilities	1,682	(4,420)
Net cash provided by operating activities	118,687	100,613
Cash flows from investing activities:
Acquisition of Peter Piper Pizza	—	(663)
Purchases of property and equipment	(88,680)	(73,034)
Development of internal use software	(10,455)	(4,802)
Proceeds from sale of property and equipment	696	308
Net cash used in investing activities	(98,439)	(78,191)
Cash flows from financing activities:
Repayments on senior term loan	(7,600)	(9,500)
Other financing activities	(2,495)	(72,099)
Net cash used in financing activities	(10,095)	(81,599)
Effect of foreign exchange rate changes on cash	216	(1,163)
Change in cash and cash equivalents	10,369	(60,340)
Cash and cash equivalents at beginning of period	50,654	110,994
Cash and cash equivalents at end of period	$61,023	$50,654

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company believes that the presentation of these measures is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that the Company’s management does not expect to continue at the same level in the future, as well as other items. Further, the Company believes that these measures provide a meaningful measure of operating profitability because the Company’s management uses them for performance evaluations and compensation measures for the Company’s executives, to supplement GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies, to make budgeting decisions and to compare the Company’s performance against that of other peer companies using similar measures. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for the Change in deferred amusement revenue. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income (loss) from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended		Twelve Months Ended
	January 1, 2017	January 3, 2016	January 1, 2017		January 3, 2016

Total revenues	$204,644	$223,065	$923,653	923,653	$922,589
Net loss as reported	$(10,126)	(14,158)	(3,667)		(12,510)
Interest expense	16,326	18,550	67,745		70,582
Income tax benefit	(7,270)	(6,259)	(2,626)		(2,941)
Depreciation and amortization	29,402	29,697	119,569		119,294
Non-cash impairments, gain or loss on disposal	3,001	3,191	10,070		8,934
Non-cash stock-based compensation	167	106	689		838
Rent expense book to cash	1,375	2,021	7,852		9,100
Franchise revenue, net cash received	(14)	895	113		1,217
Impact of purchase accounting	654	398	1,380		995
Venue pre-opening costs	702	253	1,591		792
One-time items	686	10,333	5,146		22,448
Cost savings initiatives	—	682	62		2,187
Change in deferred amusement revenue	2,033	(512)	4,388		851
Adjusted EBITDA	$36,936	$45,197	$212,312		$221,787
Adjusted EBITDA Margin	18.0%	20.3%	23.0%		24.0%

CEC ENTERTAINMENT, INC.
VENUE COUNT INFORMATION
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
Number of Company-owned venues:
Beginning of period	557	556	556	559
New (1)	2	2	6	5
Closed (1)	—	(2)	(3)	(8)
End of period	559	556	559	556
Number of franchised venues:
Beginning of period	185	173	176	172
New (2)	5	4	16	12
Closed (2)	(2)	(1)	(4)	(8)
End of period	188	176	188	176
Total number of venues:
Beginning of period	742	729	732	731
New (3)	7	6	22	17
Closed (3)	(2)	(3)	(7)	(16)
End of period	747	732	747	732
________________

(1)	The number of new and closed Company-operated venues during the fourth quarter of 2015 and the 2015 fiscal year included one and two venues, respectively, that were relocated.

(2)	The number of new and closed franchise venues during the 2015 fiscal year included two venues that were relocated.

(3)	The number of new and closed venues during the fourth quarter of 2015 and the 2015 fiscal year included one and four venues, respectively, that were relocated.